EXHIBIT 23-b



                       Consent of Independent Accountants



The Board of Directors
DDL Electronics, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG Peat Marwick
Los Angeles, California
October 22, 1997